UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

StarTek, Inc.
(Name of Registrant As Specified In Its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF HOLDERS OF
NOT LESS THAN A MAJORITY OF THE AGGREGATE VOTING POWER
OF ALL OUTSTANDING SHARES OF COMMON STOCK OF STARTEK, INC.

Dear StarTek, Inc. Stockholders:

The enclosed Information Statement is being distributed to the holders of record of common stock of StarTek, Inc., a Delaware corporation (“StarTek” or the “Company”), as of the close of business on September 24, 2020, the date established by our Board of Directors as the record date (the “Record Date”), under Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The purpose of the enclosed Information Statement is to inform you of actions taken by written consent of CSP Alpha Holdings Parent Pte Ltd. (“CSP Alpha”) and CSP Victory Limited (“CSP Victory” and together with CSP Alpha, the “CSP Stockholders”). As of the close of business on the Record Date, CSP Alpha beneficially owned 21,235,032 shares of common stock representing 52.72% of the total outstanding common stock of StarTek, and CSP Victory owned 1,540,041 shares of common stock representing 3.82% of the total outstanding common stock of StarTek. The enclosed Information Statement shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law (the “DGCL”).

On September 24, 2020, the Board of Directors approved Amendment No. 3 to the StarTek, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), which was subsequently approved by the CSP Stockholders, constituting stockholders holding a majority of the voting power of our common stock, by written consent on September 24, 2020 (the “Stockholder Written Consent”). The Stockholder Written Consent approved the adoption of the Amendment to the Plan, which increases the maximum aggregate number of shares that may be issued for all purposes under the Plan to 2,375,000 shares (representing an increase of 225,000 shares). The full text of Amendment No. 3 to the Plan is attached to this Information Statement as Exhibit A (the “Amendment”). The summary of the principal features of the Plan included in this Information Statement is qualified in its entirety by reference to the full text of the Plan as originally adopted and as subsequently amended, which is incorporated herein by reference to Exhibit A to the proxy statement for our 2016 and 2019 Annual Meetings of Stockholders.

The accompanying Information Statement, which describes the Amendment in more detail and provides our stockholders with other important information, is being furnished to you for informational purposes only pursuant to Section 14(c) of the Exchange Act and the rules and regulations promulgated thereunder.

Under the DGCL, our certificate of incorporation and our bylaws, stockholder action may be taken by written consent. The Stockholder Written Consent was sufficient to approve the Amendment and no other stockholder approval is required or necessary.

The accompanying Information Statement will be first mailed to stockholders on or about October 2, 2020. Under Rule 14c-2 of the Exchange Act and the terms of the Stockholder Written Consent, the Amendment will not be effective until the date that is 20 days after the enclosed Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS, AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS NOTICE AND THE ENCLOSED INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING STOCKHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

/s/ Aparup Sengupta
Aparup Sengupta
Global CEO and Chairman

STARTEK, INC.

TABLE OF CONTENTS

PURPOSE OF INFORMATION STATEMENT	1
GENERAL OVERVIEW OF ACTIONS	1
BACKGROUND OF 2008 EQUITY INCENTIVE PLAN	2
BENEFICIAL OWNERSHIP OF COMMON STOCK BY DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS	10
COMPENSATION DISCUSSION AND ANALYSIS	12
COMPENSATION COMMITTEE REPORT	12
COMPENSATION OF EXECUTIVE OFFICERS	12
SUMMARY COMPENSATION TABLE	12
OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END	14
EMPLOYMENT AGREEMENTS	15
COMPENSATION OF DIRECTORS	16
EQUITY COMPENSATION PLANS	17
VOTES REQUIRED	17
EFFECTIVENESS OF CORPORATE ACTION	17
DISSENTERS' RIGHTS OF APPRAISAL	17
INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON	17
INCORPORATION BY REFERENCE	17
DISTRIBUTION AND COSTS	18
WHERE YOU CAN FIND MORE INFORMATION	18

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_________________________________

INFORMATION STATEMENT

STARTEK, INC.

6200 SOUTH SYRACUSE WAY, SUITE 485

GREENWOOD VILLAGE, COLORADO 80111

(303) 262-4500

_________________________________

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

PURPOSE OF INFORMATION STATEMENT

This Information Statement advises stockholders of StarTek, Inc. (“StarTek” or the “Company”) of actions taken by written consent (the “Stockholder Written Consent”) of CSP Alpha Holdings Parent Pte Ltd. (“CSP Alpha”) and CSP Victory Limited (“CSP Victory” and together with CSP Alpha, the “CSP Stockholders”). The CSP Stockholders collectively hold approximately 56.54% of the outstanding shares of common stock of the Company as of September 24, 2020, the date established by our Board of Directors as the record date (the “Record Date”).

GENERAL OVERVIEW OF ACTIONS

On September 24, 2020, our Board of Directors approved Amendment No. 3 to the StarTek, Inc. Amended and Restated 2008 Equity Incentive Plan (the “Plan”), which was subsequently approved by the CSP Stockholders, constituting stockholders holding a majority of our common stock, by the Stockholder Written Consent on September 24, 2020. The Stockholder Written Consent approved the adoption of the Amendment to the Plan, which increases the maximum aggregate number of shares that may be issued for all purposes under the Plan by to 2,375,000 shares (representing an increase of 225,000 shares). The full text of Amendment No. 3 to the Plan is attached to this Information Statement as Exhibit A (the “Amendment”). The Amendment does not make any other changes to the Plan.

All necessary corporate approvals in connection with the amendment of the Plan to effect the Amendment have been obtained. This Information Statement is furnished solely for the purpose of informing our stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Delaware General Corporation Law (the “DGCL”), of this corporate action. Pursuant to Rule 14c-2 under the Exchange Act, the actions described herein will not be effective until 20 days after the date this definitive Information Statement is filed with the Securities and Exchange Commission (the “SEC”) and a copy thereof is mailed to each of our stockholders as of the Record Date. Therefore, this Information Statement is being sent to you for informational purposes only.

BACKGROUND OF 2008 EQUITY INCENTIVE PLAN

Introduction

The StarTek, Inc. 2008 Equity Incentive Plan was adopted by the Board of Directors and approved by the stockholders in May 2008, and the Board and our stockholders have approved amendments of the Plan from time to time to increase the number of shares available under the Plan and effect certain other amendments, including an amendment and restatement of the Plan in 2016 and 2019 (as amended or restated from time to time, the “Plan”). The following table summarizes information regarding awards outstanding and shares remaining available for grant under the Plan as of September 24, 2020:

	Shares Subject to Options Outstanding	Full-Value Awards Outstanding(1)	Shares Remaining Available for Future Grant
	2,333,633	0	95,758

Weighted-Average Exercise Price of Options	$5.19
Weighted-Average Remaining Term of Options	4.875

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(1) “Full value” awards are equity awards other than stock options and stock appreciation rights.

The full text of the Amendment is set forth in Exhibit A to this proxy statement. The full text of the Plan appeared as Exhibit A to the proxy statement for our 2016 and 2019 Annual Meetings of Stockholders. The following summary description is qualified in its entirety by reference to the full text of the Plan as amended by the Amendment.

Background of the Proposal to Approve the Amendment

In considering whether to propose an increase in the number of shares available under the Plan and how many shares to recommend, the Board of Directors considered many factors, including the following:

•

Compensation Philosophy - The Committee designated by the Board of Directors to administer the Plan (the “Committee”) views long-term equity awards as a key component of the Company’s executive compensation program and believes that use of equity awards helps align the interests of management with those of our stockholders and motivate our executives to make sound business decisions focused on long-term stockholder value creation. On July 1, 2020, the Company approved a compensation package with the Company’s Chief Executive Officer, Aparup Sengupta (the “CEO Compensation Package”). The CEO Compensation Package consists of (1) annual base compensation of $600,000, payable in 2020 by an issuance of fully vested shares of the Company’s common stock with a fair market value of $600,000 on the date of such issuance, and in future years payable, at the election of the Board, in either cash or the Company’s common stock, or a mix of both; (2) a one-time inducement grant consisting of (a) 350,000 options to purchase the Company’s common stock with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of the grant (the “Option Grant Date”), which shall vest in equal monthly installments over a three (3) year period, and (b) a further grant of 200,000 options to purchase the Company’s common stock if or when the Company’s stock price shall reach a price of $6.00 per share (either closing price or intraday trading price), with an exercise price equal to the fair market value of a share of the Company’s common stock on the date of the grant, and which shall vest retroactively to the Option Grant Date (the “Contingent Award”); and (3) a target annual bonus opportunity of $600,000, payable, at the election of the Board, in either cash or the Company’s common stock, or a mix of both, subject to the terms and conditions set forth in the Company’s annual Executive Incentive Bonus Plan, except that all vested shares will remain exercisable following Mr. Sengupta’s separation as Chief Executive Officer during and for ninety (90) days following his tenure as a director on the Board. In the event that the Company’s stock price reaches a price of $6.00 before the Amendment becomes effective, then it is anticipated that the Company and Mr. Sengupta would need to modify the terms of the Contingent Award, such that any portion of such award in excess of the current Plan limitations will not be awarded until such time as the Amendment is effective. Accordingly, approval of the Amendment is critical to our ability to make the payments contemplated by the CEO Compensation Package. In addition, as described below under “Compensation of Directors,” our non-employee directors are currently compensated solely in the form of equity awards that are granted under the Plan. Accordingly, approval of the Amendment is critical to our ability to continue our current director compensation program.

•

Shareholder Value Transfer - The Board is recommending an increase in the number of shares of common stock that the Committee believes balances the desire of the Committee to continue granting equity awards over the next couple years with the interests of our stockholders in minimizing dilution. The Committee evaluated the value of available shares and outstanding plan awards as a percentage of the Company’s market capitalization and determined that authorizing 225,000 additional shares of stock for issuance under the Plan was reasonable.

•

Overhang Percentage - The Board considered the percentage that the number of shares currently underlying outstanding awards under the Plan represents as a percentage of our common shares. Our Board believes that the awards outstanding under the Plan were granted in the best interests of our Company and stockholders and appropriately scaled the request for authorized shares under the Amendment so as not to increase the overhang percentage unnecessarily.

•	Inclusion of Best Practices - The Plan incorporates certain current best practices in compensation governance such as:

◦

No Liberal Share Recycling - We may not add back to the Plan’s share reserve shares that are delivered or withheld to pay the exercise price of an option award or to satisfy a tax withholding obligation in connection with any awards, shares that we repurchase using option exercise proceeds and shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that award upon its exercise.

◦	Minimum Vesting Period - Subject to limited exceptions, a minimum vesting or performance period of one year is prescribed for all awards.
◦

No In-the-Money Option or Stock Appreciation Right Grants - The Plan prohibits the grant of options or stock appreciation rights with an exercise price less than the fair market value of our common stock on the date of grant (except in the limited case of “substitute awards”);

◦

Dividend Restrictions - Any dividends, distributions or dividend equivalents payable with respect to the unvested portion of a performance-based award will be subject to the same restrictions applicable to the underlying shares, units or share equivalents;

◦

No Repricing Without Stockholder Approval - Repricing of stock options and stock appreciation rights is prohibited under the Plan without stockholder approval, including any action to cancel such award for cash or other property or the grant of a full value award at a time when the exercise price of the award is greater than the current fair market value of a share of our common stock; and

◦

Clawback Provision - Awards granted under the Plan shall be subject to clawback on the terms of any clawback policy adopted by the Board of Directors in the future in response to the SEC or stock exchange rules.

•

Expected Duration - The Board of Directors expects that if the Amendment is approved by our stockholders, the shares available for future awards will be sufficient for currently anticipated needs for approximately nine months. Expectations regarding future share usage under the Plan are based on a number of assumptions such as future growth in the population of eligible participants, the rate of future compensation increases, the rate at which shares are returned to the Plan reserve upon awards’ expiration, forfeiture or cash settlement, and the future performance of our stock price. While the Board of Directors believes that the assumptions it used are reasonable, future share usage will differ from current expectations to the extent that actual events differ from the assumptions utilized.

Purpose of the Plan

The purpose of the Plan is to attract, motivate and retain the best available personnel and align their interests with those of our stockholders, thereby promoting our long-term success and increases in stockholder value. The Plan also functions as the source of compensation for our non-employee directors, who are currently compensated solely in the form of equity awards.

Administration

The Plan is administered by the Committee. The Committee has the authority to determine to whom awards will be granted, the timing, type and amount of any award and other terms and conditions of awards. Subject to certain requirements, the Committee may cancel or suspend an award, accelerate vesting or extend the exercise period of an award, or otherwise amend the terms and conditions of any outstanding award. No action of any kind may be taken, however, to decrease the exercise price of any stock option or stock appreciation right without stockholder approval. The Committee may establish, amend or rescind rules in order to administer the Plan. The Committee may delegate its authority under the Plan to one or more of our non-employee directors or executive officers with respect to the determination and administration of awards for participants who are not considered officers, directors or 10% stockholders under applicable federal securities laws.

The Plan provides that members of the Committee must be “outside directors” for purposes of Section 162(m), as well as “independent directors” within the meaning of the rules and regulations of the NYSE and “non-employee directors” within the meaning of Exchange Act Rule 16b-3.

Eligibility

Any employee, non-employee director, consultant or advisor who is a natural person and who provides services to us, or to a parent or subsidiary corporation of ours, is eligible to participate in the Plan. Individuals who we desire to induce to become employees, non-employee directors, consultants or advisors are also eligible to participate, as long as the grant is contingent upon the individual becoming an employee, non-employee director, consultant or advisor. All of our approximately 47,000 employees and our six non-employee directors and one employee director are eligible to receive equity awards under the Plan. Only employees are eligible for grants of Incentive Stock Options (as defined below).

Number of Shares Available for Issuance

As indicated above, as of September 24, 2020, there were 95,758 shares remaining available for issuance under the Plan. The total number of shares available for issuance is subject to adjustment in connection with certain changes in capitalization and may be increased under circumstances described in the following paragraph. If the Amendment is approved by the stockholders, an additional 225,000 shares will be available for award under the Plan.

The number of shares available for issuance under the Plan will be increased to the extent that an award under the Plan or an award that was outstanding under the Company’s prior equity compensation plans on the date the stockholders originally approved the Plan is forfeited, expires, is settled for cash or otherwise does not result in the issuance of all of the shares subject to the award. However, any shares tendered or withheld to pay the exercise price of an option award, any shares tendered or withheld to satisfy a tax withholding obligation in connection with any award, any shares repurchased by us using option exercise proceeds and any shares subject to a stock appreciation right that are not issued in connection with the stock settlement of that award on its exercise will not replenish the Plan share reserve.

All of the shares authorized for grant may be granted as Incentive Stock Options. The aggregate number of shares subject to options and/or stock appreciation rights that may be granted during any calendar year to any participant cannot exceed 750,000. If the number of shares subject to an award is variable at the grant date, or if two or more types of awards are granted in tandem such that the exercise of one type cancels at least an equal number of shares of the other, the maximum number of shares that could be received will be counted against the limit prior to the settlement of an award. If we grant awards under the Plan in substitution for, or in connection with the assumption of, existing awards issued by a company that we acquire, the shares subject to those awards will not be counted against the share limits established under the Plan. In addition, if a company we acquire has shares remaining available for issuance under a pre-existing stockholder-approved plan, the number of those shares (adjusted as necessary to reflect valuation or exchange ratios in connection with the acquisition) may be used to make awards under the Plan to individuals who were not our employees or directors prior to the acquisition.

General Terms of Awards

Award Agreements. Except for awards that involve only the immediate issuance of unrestricted and fully vested shares, each award will be evidenced by an agreement setting forth the number of shares subject to the award, along with other terms and conditions as determined by the Committee.

Vesting and Term. Each agreement will set forth the period until the award is scheduled to expire, which will not be more than ten years from the grant date, and the performance period. The Committee may determine the vesting conditions of awards; however, subject to certain exceptions, an award that is not subject to the satisfaction of performance measures may not fully vest or become fully exercisable earlier than three years from the grant date, and the performance period for an award subject to performance measures may not be shorter than one year.

Transferability. Awards may not be sold, assigned, transferred, exchange or encumbered, other than by will or the laws of descent and distribution. The Committee may provide that an award is transferable by gift to certain family members. Each participant may designate a beneficiary to exercise any award or receive payment under any award payable on or after the participant’s death.

Termination of Service. Upon termination of service for cause, all unexercised options and stock appreciation rights and all unvested portions of any other outstanding awards will immediately be forfeited without consideration. Upon termination of service for any other reason, all unvested and unexercisable portions of any outstanding awards will be immediately forfeited without consideration. Upon termination of service for any reason other than cause, death or disability, the currently vested and exercisable portions of awards may be exercised within three months of the date of termination. Upon termination of service due to death or disability, the currently vested and exercisable portions of awards may be exercised within six months of termination. All of the foregoing provisions may be changed if expressly provided for in an individual award agreement.

Types of Awards

The types of awards that may be granted under the Plan include restricted stock awards, restricted stock unit awards, stock option awards, stock appreciation rights and performance units. The Committee also has the discretion to grant other types of awards, as long as they are consistent with the terms and purposes of the Plan. In addition to the general terms of all the awards, as described above, the basic characteristics of the awards that may be granted under the Plan are as follows:

Restricted Stock Awards. Restricted stock awards are subject to vesting conditions and other restrictions as determined by the Committee. Unvested shares of restricted stock are subject to transfer restrictions, and book entries or stock certificates evidencing the shares will bear a restrictive legend to that effect until such shares have vested. Participants who receive restricted stock awards are entitled to all the other rights of a stockholder, including the right to receive dividends and the right to vote the shares of restricted stock, unless otherwise provided in the applicable award agreement.

Restricted Stock Units. Restricted stock unit awards are subject to vesting conditions and other restrictions as determined by the Committee. After a restricted stock unit award vests, payment will be made to the participant in the form of cash, shares or a combination of cash and shares as determined by the Committee, and within the time period after vesting as will qualify the payment for the “short-term deferral” exemption from Section 409A of the Internal Revenue Code (“Section 409A”).

Stock Option Awards. The agreement pursuant to which a stock option is granted will specify whether it is an Incentive Stock Option or a Non-Statutory Stock Option. Non-Statutory Stock Options are all stock option awards that do not meet the requirements of Incentive Stock Options, as described below. The exercise price will be determined by the Committee and may not be less than the fair market value of a share of common stock on the grant date. The exercise price is payable in full at the time of exercise and may be paid in cash and/or, if permitted by the Committee, by withholding shares issuable upon exercise or delivery of shares already owned by the participant. Each option is exercisable in whole or in part on the terms provided in the agreement, but in no event will an option be exercisable after its scheduled expiration.

An option will be considered an Incentive Stock Option only if (i) the participant receiving the award is an employee, (ii) it is designated as an Incentive Stock Option in the agreement, and (iii) the aggregate fair market value of the shares subject to Incentive Stock Options held by the participant that first become exercisable in any calendar year does not exceed $100,000. A participant may not receive an Incentive Stock Option under the Plan if, immediately after the grant of the award, the participant would own shares with more than 10% of the total combined voting power of all classes of stock of the Company or a parent or subsidiary corporation of the Company, subject to certain exceptions.

Stock Appreciation Rights. An award of a stock appreciation right entitles the participant to receive, upon exercise of the award, all or a portion of the excess of (i) the fair market value of a specified number of shares as of the date of exercise over (ii) a specified exercise price that will not be less than 100% of the fair market value of the shares on the grant date. Each stock appreciation right is exercisable in whole or in part on the terms provided in the agreement, but in no event will a stock appreciation right be exercisable after its scheduled expiration. Upon exercise, payment may be made to the participant in the form of cash, shares or a combination of cash and shares, as determined by the Committee. The agreement may provide for a limitation upon the amount or percentage of total appreciation on which payment may be made upon exercise.

Performance Units. An award of performance units entitles the participant to future payments of cash, shares or a combination of cash and shares, as specified by the Committee in the award agreement, based upon the achievement of a specified level of one or more performance measures over the course of a performance period. The agreement will specify the nature and requisite level of achievement for each performance measure, the length of the performance period, and may provide that a portion of the award will be paid for performance that exceeds the minimum target but falls below the maximum target applicable to the award. Payment of any performance unit award will be made within the time period after vesting that will qualify the payment for the “short term deferral” exemption from Section 409A. The agreement may permit the acceleration of the performance period and an adjustment of performance measures and payments with respect to some or all of the performance units upon the occurrence of certain events. The agreement may also provide for a limitation on the value of an award of performance units that a participant may receive.

Effect of a Change in Control

Unless otherwise provided in an award agreement, if a change in control, generally involving a merger or consolidation of our Company or a sale of substantially all of our Company’s assets, occurs, then each outstanding award that is not yet fully exercisable or vested will immediately become exercisable or vested with respect to 50% of the shares that were unexercisable or unvested immediately before the change in control. If, in connection with a change in control, the awards were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change in control, a participant is involuntarily terminated other than for cause, then each outstanding award will immediately become vested and exercisable in full and will remain exercisable for 24 months.

Corporate Transactions

In the event of certain corporate transactions, as defined under the Plan, the Committee may protect outstanding stock options and stock appreciation rights by providing for the substitution of awards issued by the surviving corporation, or the Committee may provide written notice prior to the occurrence of the transaction that each outstanding stock option or stock appreciation right will be cancelled at the time of, or immediately prior to the occurrence of, the corporate transaction in exchange for payment within 20 days of the transaction. The amount of the payment would equal the “spread” between an award’s exercise price and the fair market value of the underlying shares at the time of the transaction. In the case of cancellation, outstanding awards will immediately become exercisable in full during the period between the provision of written notice and the time of cancellation.

Performance-Based Compensation

Prior to November 2, 2017, the Committee granted awards under the Plan that were intended to qualify for the performance-based compensation exception under Section 162(m) of the Code (“Grandfathered Awards”). Under Section 162(m), the terms of such a Grandfathered Award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Committee discretion to decrease the amount of compensation payable). The terms of Grandfathered Awards are subject to additional requirements set forth in Section 21 of the Plan.

The “performance-based compensation” exemption under Section 162(m) does not apply to any new or materially modified award after November 2, 2017. Such awards are subject to the requirements of Section 6(g) (and not Section 21) of the Plan. The performance criteria for awards granted after November 2, 2017 that are intended to constitute performance-based awards under the Plan may be limited to one or more of the performance measures specified in the Plan. The following are examples of performance measures that may be applied to such awards: net sales; net earnings; earnings before income taxes; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share (basic or diluted); profitability as measured by return ratios (including, but not limited to, return on assets, return on equity, return on investment and return on net sales) or by the degree to which any of the foregoing earnings measures exceed a percentage of net sales; cash flow; market share; margins (including, but not limited to, one or more of gross, operating and net earnings margins); stock price; total stockholder return; asset quality; non-performing assets; revenue growth; operating income; pre- or after-tax income; cash flow per share; operating assets; improvement in or attainment of expense levels or cost savings; economic value added; and/or improvement in or attainment of working capital levels. Any performance measure utilized may be expressed in absolute amounts, on a per share basis, as a growth rate or change from preceding periods, or as a comparison to the performance of specified companies or other external measures, and may relate to one or any combination of corporate, group, unit, division, affiliate or individual performance. The Committee shall also have the authority to provide for the modification of a performance period and/or an adjustment or waiver of the achievement of performance measures upon the occurrence of certain events, which may include a change of control, a corporate transaction, a recapitalization, a change in the accounting practices of the Company, or the participant’s death or disability.

Duration, Amendment and Termination

The Plan will remain in effect until all shares subject to it are distributed, all awards have expired or terminated, the Plan is terminated, or the date that is ten years from the date of the last stockholder approval of the Plan (i.e., June 14, 2026), whichever occurs first. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval if the rules of the principal securities exchange on which the shares are then listed or other applicable laws or regulations require stockholder approval of such an amendment. No termination, suspension or amendment of the Plan or any agreement under the Plan may materially or adversely affect any right acquired by any participant under an award granted before the date of termination, suspension or amendment, unless otherwise agreed to by the participant in the agreement or otherwise, or required by law.

Federal Tax Considerations

The following summary sets forth the tax events generally expected for United States citizens under current United States federal income tax laws in connection with awards under the Plan.

Incentive Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and we will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a long-term capital gain or loss. We will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a “disqualifying disposition”), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. We will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. Such capital gain or loss will be long-term or short-term based upon how long the shares were held. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequence of such disqualifying disposition will be as described above.

The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

Non-Qualified Stock Options. A recipient will realize no taxable income, and we will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and we will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

Stock Appreciation Rights and Performance Units. Generally: (a) the recipient will not realize income upon the grant of a stock appreciation right or performance unit award; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, in the year cash or shares of common stock are delivered to the recipient upon exercise of a stock appreciation right or in payment of the performance unit award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of common stock received on the date of issuance. The federal income tax consequences of a disposition of unrestricted shares received by the recipient upon exercise of a stock appreciation right or in payment of a performance unit award are the same as described below with respect to a disposition of unrestricted shares.

Restricted and Unrestricted Stock; Restricted Stock Units. Unless the recipient files an election to be taxed under Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions. With respect to awards of unrestricted stock: (a) the recipient will realize ordinary income, and we will be entitled to a corresponding deduction upon the grant of the unrestricted stock and (b) the amount of such ordinary income and deduction will be the fair market value of such unrestricted stock on the date of grant.

When the recipient disposes of restricted or unrestricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss, long-term or short-term, based upon how long the shares are held.

A recipient will not realize income upon the grant of restricted stock units, but will realize ordinary income, and we will be entitled to a corresponding deduction, when the restricted stock units have vested and been settled in cash and/or shares of our common stock. The amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of our common stock received on the date of issuance.

Withholding. The Plan permits us to withhold from awards an amount sufficient to cover any required withholding taxes. In lieu of cash, the Committee may permit a participant to cover withholding obligations through a reduction in the number of shares to be delivered to such participant or by delivery of shares already owned by the participant.

Section 162(m). Section 162(m) generally disallows the corporate tax deduction for certain compensation paid in excess of $1,000,000 annually to “covered employees,” which include: (1) the Chief Executive Officer (CEO), (2) the Chief Financial Officer (CFO), (3) any employee whose total compensation is required to be reported to shareholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for the taxable year (excluding the CEO and CFO); and (4) any executive who was a “covered employee” for any tax year beginning after December 31, 2016. A “covered employee” includes any individual who meets the definition of a “covered employee” at any time during the year, and also includes executives who are the top three highest paid officers (excluding the CEO or CFO) even if their compensation is not required to be disclosed under existing SEC rules. Awards that were granted prior to November 2, 2017, which were not modified in any material respect on or after such date, and which qualify as “performance-based compensation” under Section 162(m), are exempt from the $1,000,000 deduction limitation under Section 162(m), thus allowing the Company the full federal tax deduction otherwise permitted for such compensation.

Plan Benefits

Because awards under the Plan are within the discretion of the Committee, future awards under the Plan are generally not determinable. However, consistent with our non-employee director compensation program described below under “Compensation of Directors,” we expect to continue issuing equity awards valued at $90,000 annually to each of our non-employee directors.

Name and Position	Dollar Value ($)
Non-Executive Director Group	630,000 (a)

 (a) Represents $90,000 of equity awards to be issued to each non-executive director during fiscal 2020 under our non-employee director compensation program, which represent the only compensation paid to our non-employee directors. The number of units will depend on the closing price of our stock on each quarterly grant date.

BENEFICIAL OWNERSHIP OF COMMON STOCK BY
DIRECTORS, EXECUTIVE OFFICERS, AND PRINCIPAL STOCKHOLDERS

The table below presents information as of September 24, 2020, regarding the beneficial ownership of shares of our common stock by:

•	Each of our directors and the executive officers named in the Summary Compensation Table;
•	Each person we know to have beneficially owned more than five percent of our common stock as of that date; and
•	All of our current executive officers and directors as a group.

	Beneficial
	Ownership of Shares
	Number of	Percentage of
Name of Beneficial Owner	Shares (1)	Class
CSP Management Limited (2)(3)	22,775,073	56.5%
A. Emmet Stephenson, Jr.(4)(5)	2,914,382	7.2%
Steven D. Lebowitz(6)	2,418,905	6.0%

Directors:
Albert Aboody(4)(7)	37,532	*
Sanjay Chakrabarty(4)(8)	47,445	*
Bharat Rao(4)(8)(9)	321,509	*
Julie Schoenfeld(4)	26,228	*
Mukesh Sharda(4)(8)(9)	321,509	*
Gerald Schafer(4)(7)	37,532	*
Aparup Sengupta(4)(10)	156,841

Named Executive Officers:		*
Lance Rosenzweig(4)	15,024	*
Peter Martino(4)(11)	114,834	*
Sandeep Gulati(4)	-	-
Surender Mohan Gupta(4)	-	-
Joseph Duryea(4)	-	-

All Current Directors and Executive Officers as a group (12 persons)	948,596	2.4%

*	Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Accordingly, share ownership in each case includes shares issuable upon exercise of outstanding options that are exercisable within 60 days after September 24, 2020.

Included in this table are all shares of restricted stock (vested and unvested) and deferred stock units (vested and unvested) as of July 31, 2020.  Unless otherwise indicated in the footnotes and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

(2) This disclosure is based on a Schedule 13D/A filed with the SEC by CSP Alpha Holdings Parent Pte Ltd on June 29, 2020, which entity is indirectly controlled by CSP Management Ltd through wholly-owned subsidiaries. The address of this stockholder is 160 Robinson Road, #10-01, SBF Center, Singapore, 068914.

(3) Includes 1,540,041 shares owned by CSP Victory Limited, which company is indirectly controlled by CSP Management Ltd through wholly-owned subsidiaries, and 21,235,032 shares owned by CSP Alpha Holdings Parent PTE Ltd, which company is indirectly controlled by CSP Management Ltd through wholly-owned subsidiaries.

(4) The address of such person is c/o StarTek, Inc., 6200 South Syracuse Way., Suite 485, Greenwood Village, Colorado 80111.

(5) This disclosure is based on information provided to us in a questionnaire submitted by Mr. Stephenson in connection with our proxy statement for our 2020 Annual Meetings of Stockholders.

(6) This disclosure is based on a Schedule 13G/A filed with the SEC by Steven D. Lebowitz on February 3, 2020. The address of this stockholder is 1333 Second Street, Suite 650, Santa Monica, California 90401.

(7) Includes 37,532 shares of common stock underlying vested stock options.

(8) Includes 47,445 shares of common stock underlying vested stock options.

(9) Includes 274,064 shares of common stock owned by Advance Crest Investments Limited, which is controlled by Bharat Rao and Mukesh Sharda.  Each of Messrs. Rao and Sharda disclaim beneficial ownership of all such shares held by Advance Crest Investments Limited except to the extent of their proportionate pecuniary interests therein.

(10) Includes 69,505 shares of common stock underlying vested options and 19,444 shares of common stock underlying options that will vest in the next 60 days.

(11) Includes 102,379 shares of common stock underlying vested stock options.

COMPENSATION DISCUSSION AND ANALYSIS

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION COMMITTEE REPORT

As a “smaller reporting company”, the Company has elected to follow the scaled disclosure requirements for smaller reporting companies with respect to the disclosures required by Item 402 of Regulation S-K. Under such scaled disclosure, the Company is not required to provide a Compensation, Discussion and Analysis, Compensation Committee Report and certain other tabular and narrative disclosures relating to executive compensation.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth certain information concerning the compensation earned in 2019 and 2018 by each of the individuals who served as Chief Executive Officer, the next two most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 2019 and two additional individuals for whom disclosure would have been required as the next two most highly compensated executive officers but for the fact that the individual was not serving as an executive officer of the registrant at the end of the last completed year (collectively referred to as the “named executive officers”):

SUMMARY COMPENSATION TABLE

Name and Principal Position		Year (a)	Salary ($)		Bonus ($)		Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	All Other Compensation ($) (d)	Total ($)

Lance Rosenzweig, Former Global Chief Executive Officer	(e)	2019	602,308		271,233			—	4,304	877,845
		2018	221,538		250,000	(f)	2,266,145		1,650	2,739,333

Peter F. Martino, Former Chief Operating Officer, Americas and Philippines		2019	178,941		50,000			—	291,952	520,893
		2018	267,608	(g)	206,000	(f)	6,987	—	12,954	493,549

SM Gupta, Global Chief People Officer		2019	270,888		51,001		—	—	33,764	355,654

Sandeep Gulati, Former Chief Operating Officer, APAC and Middle East & Africa (MEA)		2019	272,479		49,925				104,341	426,745

Joseph Duryea, Former Global Chief Revenue Officer		2019	339,566	(h)	—		—	—	3,458	343,024

(a)

All amounts in this table are presented for the full calendar years that are indicated. As discussed further in the Company’s Form 10-K for the fiscal year ended December 31, 2019 (the “2019 10-K Filing”), for accounting purposes, the Aegis Transactions (as defined in the 2019 10-K Filing) are treated as a reverse acquisition and Aegis is considered the accounting acquirer. As a result, the fiscal year end of the Company upon closing of the Aegis Transactions became March 31. Upon filing of the Form 8-K/A by the Company on October 5, 2018, the fiscal year end of the Company was changed back to December 31 by the Board of Directors. In order to provide comparability of historical compensation practices, the historical compensation information in this Summary Compensation Table is provided for the full calendar years that are indicated.

(b)

The amounts shown in this column reflect the aggregate grant date fair value of stock awards and options granted to each named executive officer during 2019 and 2018, respectively. This does not reflect amounts paid to or realized by the named executive officers. See Note 11 to our consolidated financial statements for the twelve months ended December 31, 2019 included in our 2019 10-K Filing for information on the assumptions used in accounting for equity awards.

(c)	The amounts disclosed under Non-Equity Incentive Plan Compensation reflect payouts under the annual Executive Incentive Plan that was in effect prior to the consummation of the Aegis Transactions.

(d)

Included in All Other Compensation for 2019 are employer contributions related to our 401(k) Plan (Mr. Martino, $9,258; Mr. Duryea, $2,650) and Provident fund (Mr. Gupta $15,334; Mr. Gulati, $10,233), premiums for health insurance (Mr. Rosenzweig, $1,719;  Mr. Martino, $720); premiums for group short term disability insurance (Mr. Rosenzweig, $2,585; Mr. Martino, $1,974; Mr. Duryea, $808); severance payments made to Mr. Martino upon the termination of his employment with the Company ($280,000); severance payments made to Mr. Gulati upon the termination of his employment with the Company ($76,740); and paid holiday leave (Mr. Gupta $18,430, Mr. Gulati, $17,368).

Included in All Other Compensation for 2018 are employer contributions related to our 401(k) Plan (Mr. Martino, $7,907;), health insurance premiums (Mr. Rosenzweig, $573;  Mr. Martino, $2,961;), premiums for group term and long term disability insurance ( Mr. Martino, $966;), premiums for group short term disability insurance (Mr. Rosenzweig, $1,077; Mr. Martino, $1,120;);

(e)

Mr. Rosenzweig became Global Chief Executive Officer upon the consummation of the Aegis Transactions in 2018. Amounts presented do not include any compensation paid to Mr. Rosenzweig by Aegis for periods prior to the consummation of the Aegis Transactions.

(f)	All bonus payments made in 2018 were categorized as follows:

	Extraordinary Service Bonus (1)	Aegis Transaction Closing Bonus (2)	Sign-On Bonus		Retention Bonus	Total
Mr. Rosenzweig	--	--	$250,000	(4)	--	$250,000
Mr. Martino	$50,000	$156,000	--		--	$206,000

(1) In 2018, the Board of Directors authorized a discretionary bonus pool designed to reward certain employees selected by the Chief Executive Officer for extraordinary services rendered in connection with various strategic initiatives, including the Aegis Transactions and the Amazon Transaction Agreement.

(2) Represents amounts paid to the executive officers in connection with the closing of the Aegis Transaction.

(3) Represents a sign-on bonus payment made in connection with Mr. Rosenzweig’s appointment as Global Chief Executive Officer following the closing of the Aegis Transactions.

(g)	Mr. Martino’s salary included commissions of $7,608 in fiscal 2018.

(h)	Mr. Duryea’s salary included commissions of $88,605 in fiscal 2019.

OUTSTANDING EQUITY AWARDS AT 2019 FISCAL YEAR END

The following table identifies the exercisable and unexercisable option awards for each of the named executive officers as of December 31, 2019.

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Lance Rosenzweig	7/23/2018	97,333	486,667	6.17	7/23/2028	(a)

Peter F. Martino	3/6/2018	1,159	—	11.18	3/6/2028
	2/23/2017	7,427	—	9.17	2/23/2027
	2/22/2016	3,287	—	4.62	2/22/2026
	2/17/2015	5,506	—	8.85	2/17/2025
	1/20/2014	85,000	—	6.75	1/20/2024

(a)

Options scheduled to vest in 12 equal quarterly installments beginning on October 20, 2018. The vesting of such options were accelerated as of January 15, 2020 in connection with Mr. Rosenzweig’s resignation as Chief Executive Officer.

EMPLOYMENT AGREEMENTS

Lance Rosenzweig

In connection with his appointment as President and Global Chief Executive Officer upon closing of the Aegis Transactions, Mr. Rosenzweig entered into a letter agreement that provides an annual base salary of $600,000, a target annual bonus opportunity of 100% of his base salary, and eligibility to participate in the Company’s employee benefit plans on generally the same terms as the Company’s other executives. As an inducement to join the Company, he was also granted an option to purchase 584,000 shares of the Company’s common stock (vesting in quarterly installments over a period of three years). In general, if Mr. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason (as such terms are defined in the letter agreement), he would be entitled to 6 months’ base salary, 50% of the target bonus for the year in which the qualifying termination occurs and reimbursement by the Company of his COBRA premiums for up to 6 months. The Company has the right but not the obligation to extend such payments for up to an additional 12 months, in two 6-month periods, in exchange for continued enforcement of certain restrictive covenants post-termination (with the 50% target bonus substituted for a pro-rated bonus based on actual results). Upon any termination of employment, Mr. Rosenzweig will forfeit all unvested stock option awards except if Mr. Rosenzweig’s employment is terminated by the Company without cause or by him for good reason within 90 days before, or within 12 months after, a change in control of the Company, all outstanding and unvested options shall immediately vest in full on the later of the termination date or the date of the change in control. Mr. Rosenzweig’s employment with the Company is at-will, and his offer letter does not include any specified term.

Mr. Rosenzweig resigned as the President and Chief Executive Officer and as a member of the Board of Directors of the Company, effective as January 15, 2020. In connection with Mr. Rosenzweig’s resignation, the Company entered into a separation agreement with Mr. Rosenzweig, dated January 13, 2020 (the “Separation Agreement”), that provides for post-separation payments that are generally consistent with the post-separation payments that would be provided upon an eligible separation under Mr. Rosenzweig’s letter of employment with the Company. The Separation Agreement provides for (i) cash severance payments equal to six months of Mr. Rosenzweig’s base salary and six months of health care continuation coverage, (ii) a lump-sum payment equal to Mr. Rosenzweig’s actual 2019 annual bonus and (iii) a lump-sum payment equal to 50% of Mr. Rosenzweig’s target annual bonus, in each case subject to execution of a mutual general release of claims between the Company and Mr. Rosenzweig and Mr. Rosenzweig’s compliance with certain restrictive covenants, including non-competition and non-solicitation for 6 months. The Separation Agreement also provides for accelerated vesting of certain of Mr. Rosenzweig’s options to purchase Company common stock, which would have otherwise vested through January 31, 2020.

Other Named Executive Officers

We are parties to Employment Agreements with certain of the other named executive officers that provide for the executive’s initial base salary and annual incentive bonus plan, expressed as a percentage of base salary. The Employment Agreements also provide for any initial equity grants.

Each named executive officer’s employment with the Company can be terminated at any time for any reason by the Company or the executive. However, if the executive’s employment is terminated without cause, he will be entitled to receive six or twelve months of his then-current annual base salary payable on the same basis and at the same time as previously paid, commencing on the first regularly scheduled pay date following termination.

The Employment Agreements also provides for non-disclosure by the executives of the Company’s confidential or proprietary information and includes covenants by the executives not to compete with the Company or hire or solicit its employees, suppliers and customers, in each case for a restricted period equal to twelve months following termination of employment.

Acceleration of Equity Awards upon Change of Control

The options that have been granted to each of the named executive officers have been granted under the 2008 Equity Incentive Plan, as amended (“2008 EIP”). Unless otherwise provided in an award agreement, if a change of control (generally defined as a transaction involving a merger or consolidation of the Company or a sale of substantially all of the Company’s assets) occurs, then each outstanding award under the 2008 EIP that is not yet vested will immediately vest with respect to 50% of the shares that were unvested immediately before the change of control. If, in connection with a change of control, the awards under the 2008 EIP were either continued in effect or assumed or replaced by the surviving corporation, and within two years after the change of control, a participant is involuntarily terminated other than for cause (or, for certain awards, termination with good reason), then each such outstanding award will immediately become vested and exercisable in full and will remain exercisable for twenty-four months. In the event that awards will be cancelled because they are not assumed or replaced by the surviving corporation, they will immediately vest.

In connection with the Aegis Transactions, each outstanding award under the 2008 EIP immediately vested with respect to 50% of the shares that were unvested immediately before the Aegis Transactions, and such vesting is accounted for in the table above titled Outstanding Equity Awards at 2019 Fiscal Year End. For those executives that were terminated within two years after the consummation of the Aegis Transactions, all remaining shares that were unvested immediately following the Aegis Transactions became vested upon the occurrence of the termination event.

COMPENSATION OF DIRECTORS

The following table presents the total compensation for each non-employee director who served as a member of our Board of Directors during 2019. In 2019, we did not pay any other compensation to the members of our Board of Directors.

Name	Stock Awards(a) ($)	Option Awards(a) ($)	Total ($)
Albert Aboody	0	67,500	67,500
Sanjay Chakrabarty	0	90,000	90,000
Bharat Rao	0	90,000	90,000
Julie Schoenfeld	90,000	0	90,000
Aparup Sengupta	0	90,000	90,000
Mukesh Sharda	0	90,000	90,000
Jerry Schafer	0	67,500	67,500

(a)

The amounts shown in these columns reflect the aggregate grant date fair value of stock awards and options granted to each director during 2019. This does not reflect amounts paid to or realized by the directors.  See Note 11 to our consolidated financial statements for the twelve months ended December 31, 2019 for information on the assumptions used in accounting for equity awards.

Members of the Board of Directors are compensated entirely with equity awards.  At the start of each quarter, members of the Board of Directors, at their option, may elect to receive (1) stock options to purchase shares of common stock with a fair value equivalent to $22,500 (calculated using the Black-Scholes pricing model), (2) common stock with a grant date fair value of $22,500, (3) deferred stock units with a fair value equivalent to $22,500 or (4) any combination of options, stock and deferred stock units.  Upon the date of grant, the members of the Board of Directors are immediately vested in the stock options or stock.

As of December 31, 2019, our current non-employee directors had the following outstanding equity awards:

Name	Aggregate number of stock options	Aggregate number of deferred stock units
Albert Aboody	14,465	0
Sanjay Chakrabarty	24,558	0
Bharat Rao	24,558	0
Julie Schoenfeld	0	0
Aparup Sengupta	24,558	0
Mukesh Sharda	24,558	0
Jerry Schafer	14,645	0

EQUITY COMPENSATION PLANS

The following table summarizes information as of December 31, 2019, about our equity compensation plans.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	2,628,665	$5.55	615,466
Equity compensation plans not approved by stockholders	—	—	—
Total	2,628,665	$5.55	615,466

VOTES REQUIRED

The Board is not soliciting your consent or your proxy in connection with this action, and no consents or proxies are being requested from stockholders. The vote which was required to approve and adopt the Amendment was the affirmative vote of the holders of a majority of the outstanding shares of common stock of the Company as of the Record Date.  Holders of our common stock are entitled to one vote per share of common stock.

Section 228 of the DGCL and Article 2, Section IX of our Amended and Restated Bylaws provides that stockholders of the Company may act by written consent without a meeting if such stockholders hold the number of shares representing not less than the minimum number of votes that would be necessary to authorize or take such actions at a meeting at which all shares entitled to vote thereon were present and voted.

As of the close of business on the Record Date, the Company had 40,282,637 shares of our common stock outstanding. Of those shares, 22,775,073 shares of common stock, representing 56.54% of the total outstanding common stock and total voting power of the outstanding common stock, approved and adopted the Amendment pursuant to the Stockholder Written Consent.

EFFECTIVENESS OF CORPORATE ACTION

Under Rule 14c-2 of the Exchange Act and the terms of the Stockholder Written Consent, the Amendment will not be effective until the date that is 20 days after this Information Statement is first mailed or otherwise delivered to our stockholders entitled to receive notice thereof.

DISSENTERS' RIGHTS OF APPRAISAL

Delaware law does not provide for dissenters' rights or similar rights of appraisal in connection with the corporate action described in this Information Statement.

INTEREST OF CERTAIN PERSONS IN MATTERS ACTED UPON

The officers and directors of the Company have potential interest in the matters acted upon pursuant to the Stockholder Written Consent in their respective roles as officers or directors of the Company and to the extent of their eligibility to receive awards under the Plan affected by the terms of the Amendment as participants in the Plan.  In addition, we intend to make the Contingent Award of stock options to our Chief Executive Officer, Aparup Sengupta, if or when the Company’s stock price shall reach a price of $6.00 per share.  For additional information on the Contingent Award, please see the description of the CEO Compensation Package set forth above under “Background of 2008 Equity Incentive Plan – Background of the Proposal to Approve the Amendment”.

INCORPORATION BY REFERENCE

A copy of the Plan as originally adopted (incorporated by reference to Exhibit A to the proxy statement for our 2016 and 2019 Annual Meetings of Stockholders) and our Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 (collectively, the “Form 10-K”), which includes the Company's financial statements and notes thereto, which have been filed with the SEC pursuant to the Exchange Act, are hereby incorporated by reference into this Information Statement. You can obtain a copy of the Form 10-K and Plan from the SEC, as set forth in the last section of this Information Statement. Alternatively, we will promptly deliver to you, without charge, a copy of the Form 10-K and Plan upon oral request at (303) 262-4500 or by written request at StarTek, Inc., 6200 South Syracuse Way, Suite 485, Greenwood Village, Colorado 80111, attention Chief Financial Officer.

DISTRIBUTION AND COSTS

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all documents that now accompany or may hereafter supplement it. We do not contemplate that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward the Information Statement to the beneficial owners of our common stock held of record by such persons, and we will not reimburse them for their expenses incurred in connection therewith.

Only one Information Statement will be delivered to multiple stockholders sharing an address, unless contrary instructions are received from one or more of such stockholders upon written request at the address noted above. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any stockholder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any stockholder or stockholders sharing an address to which multiple copies are now delivered, upon oral request at (303) 262-4500 or by written request at StarTek, Inc., 6200 South Syracuse Way, Suite 485, Greenwood Village, Colorado 80111, attention Chief Financial Officer.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy the periodic reports, proxy statements and other information we file with the SEC at the SEC's public reference room maintained at 100 F. Street N.E., Room 1580, Washington, D.C. 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file with the SEC. The site's Internet address is www.sec.gov. Copies of these documents may also be obtained by writing to our address provided above.

By order of the Board of Directors,

/s/ Aparup Sengupta
Aparup Sengupta
Global CEO and Chairman

EXHIBIT A

THIRD AMENDMENT TO THE

AMENDED AND RESTATED

STARTEK, INC. 2008 EQUITY INCENTIVE PLAN

This Third Amendment (the “Amendment”) to the StarTek, Inc. Amended and Restated 2008 Equity Incentive Plan (as amended or restated from time to time, the “Plan”) is approved and adopted to be effective as of October 22, 2020 (the “Effective Date”).

RECITALS

A.     The stockholders of StarTek, Inc., a Delaware corporation (“StarTek”) approved the Amendment effective as of October 22, 2020.

B.     StarTek now desires to amend the Plan in accordance with the terms and conditions of this Amendment.

AMENDMENT

NOW THEREFORE, effective as of the Effective Date, the Plan is amended as follows:

1.     Maximum Number of Shares Issuable. Section 4(a) of the Plan is hereby amended by replacing each reference to “2,150,000” with “2,375,000”.

2.     Inconsistencies. Any inconsistent provision of the Plan shall be read consistent with this Amendment.

3.     Impact on Plan. Except as amended by the preceding provisions of this Amendment, the Plan shall remain in full force and effect.

4.     Counterparts. This Amendment may be executed in one or more counterparts, all of which together shall constitute one and the same instrument.

5.     Choice of Law. Except to the extent governed by applicable federal law, the validity, interpretation, construction and performance of this Amendment shall be governed by the laws of the State of Delaware, without regard to its conflict of law rules.

IN WITNESS WHEREOF, the undersigned Chief Financial Officer of StarTek certifies that the foregoing sets forth the Second Amendment to the Amended and Restated StarTek Inc. 2008 Equity Incentive Plan as duly adopted by the Board of Directors on September 24, 2020, and as approved by the stockholders effective on October 22, 2020.

___________________________________
Chief Financial Officer

A-1